                                                                    EXHIBIT 99.1

                          [INVESTORSBANCORP, INC. LOGO]


                                  April 5, 2001







Dear Shareholder:

         On behalf of the board of directors and management of InvestorsBancorp, Inc., we cordially invite you to attend the annual meeting of shareholders to be held at 4:00 p.m. on Thursday, May 17, 2001, at the Country Inn Hotel, 2810 Golf Road, Waukesha, Wisconsin. The accompanying notice of annual meeting of shareholders and proxy statement discuss the business to be conducted at the meeting. A copy of our Form 10-KSB is also included as a part of this booklet. At the meeting we shall report on our operations and the outlook for the year ahead.

         Your board of directors has nominated two persons to serve as Class I directors. Both of the nominees are incumbent directors. The board of directors has also selected and recommends that you ratify the appointment of Virchow, Krause & Company, LLP to continue as our independent public accountants for the year ending December 31, 2001.

         We recommend that you vote your shares for the director nominees and in favor of the proposal.

         We encourage you to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, HOWEVER, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will ensure that your shares are represented at the meeting.

         We look forward with pleasure to seeing and visiting with you at the meeting.

                                           Very truly yours,

                                           INVESTORSBANCORP, INC.



                                           George R. Schonath
                                           President and Chief Executive Officer


                   W239 N1700 Busse Road : Waukesha, Wisconsin 53188-1160 Phone (262) 523-1000 : Fax (262) 523-4193

                          [INVESTORSBANCORP, INC. LOGO]





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2001
                    ----------------------------------------

TO THE HOLDERS OF COMMON STOCK OF INVESTORSBANCORP, INC.

         Notice is hereby given that the annual meeting of shareholders of InvestorsBancorp, Inc., will be held at the Country Inn Hotel, 2810 Golf Road, Waukesha, Wisconsin, on Thursday, May 17, 2001 at 4:00 p.m., for the purpose of considering and voting upon the following matters:

         1. the election of two Class I directors for a term of three years,

         2. the ratification of the appointment of Virchow, Krause & Company, LLP as our auditors for the fiscal year ending December 31, 2001, and

         3. the transaction of such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

         The board of directors is not aware of any other business to come before the meeting. Shareholders of record at the close of business on March 21, 2001, are the shareholders entitled to vote at the meeting and any adjournments or postponements of the meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us time for further solicitation of proxies.


                                           By Order of the Board of Directors



                                           George R. Schonath
                                           President and Chief Executive Officer

Pewaukee, Wisconsin
April 5, 2001

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.



                   W239 N1700 Busse Road : Waukesha, Wisconsin 53188-1160 Phone (262) 523-1000 : Fax (262) 523-4193

                          [INVESTORSBANCORP, INC. LOGO]

                              W239 N1700 Busse Road
                         Waukesha, Wisconsin 53188-1160

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2001

         This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of InvestorsBancorp, of proxies to be used at the meeting which will be held at the Country Inn Hotel, 2810 Golf Road, Waukesha, Wisconsin, on Thursday, May 17, 2001 at 4:00 p.m., and all adjournments or postponements of the meeting. The proxy statement and the accompanying notice of meeting and proxy are first being mailed to holders of shares of common stock, par value $.01 per share, on or about April 5, 2001. Certain of the information in the proxy statement relates to InvestorsBank, a Wisconsin chartered bank located in Pewaukee, Wisconsin, our wholly owned subsidiary.

VOTING RIGHTS AND PROXY INFORMATION

         All shares of common stock represented at the meeting by properly executed proxies received prior to or at the meeting, and not revoked, will be voted at the meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposals set forth in this proxy statement. A majority of the shares of the common stock, present in person or represented by proxy and entitled to vote, shall constitute a quorum for purposes of the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum.

         Only holders of record of our common stock at the close of business on March 21, 2001, will be entitled to vote at the meeting and at all adjournments or postponements of the meeting. On March 21, 2001, we had 1,006,349 shares of common stock outstanding. Directors are elected by a plurality of the votes cast in person or by proxy with a quorum present. For all other matters, the affirmative vote of a majority of the votes cast in person or by proxy with a quorum present shall constitute shareholder approval. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum but will not affect the vote required for approval of the election of directors or any proposal.

         We do not know of any matters, other than as described in the notice of meeting, that are to come before the meeting. If any other matters are properly presented at the meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         We would like to have all shareholders represented at the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by:

         - duly executing and delivering to our corporate secretary a later dated proxy relating to the same shares prior to the exercise of the proxy,

         - filing with our corporate secretary at or before the meeting a written notice of revocation bearing a later date than the proxy, or

         - attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute revocation of a proxy).

Any written notice revoking a proxy should be delivered to Ms. Susan Hauke, Secretary, at W239 N1700 Busse Road, Waukesha, Wisconsin 53188-1160.

                              ELECTION OF DIRECTORS

         The annual meeting will be held on Thursday, May 17, 2001, and the shareholders will be entitled to elect two Class I directors for a term expiring in 2004. The directors are divided into three classes having staggered terms of three years. The nominees for election as Class I directors are incumbent directors. We have no knowledge that the nominees will refuse or be unable to serve, but if they become unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

         Set forth below is information concerning the nominees and for the other directors whose terms of office will continue after the meeting, including the age, year first elected a director and business experience of each during the previous five years. If elected at the annual meeting, the nominees will serve as Class I directors for three year terms expiring in 2004. The board of directors recommends that shareholders vote FOR the nominees.

                                                           NOMINEES

                                                                                               DIRECTOR OF
NAME AND AGE                             PRESENT POSITION WITH INVESTORSBANCORP                INVESTORSBANCORP SINCE
------------                             --------------------------------------                ----------------------
CLASS I
-------
(Term Expires 2004)

George R. Schonath                       Director, president and chief executive officer of    1997
(Age 60)                                 InvestorsBancorp and InvestorsBank

Jon McGlocklin                           Director, senior vice president of InvestorsBancorp   1997
(Age 57)                                 and InvestorsBank

                                                      CONTINUING DIRECTORS
CLASS II
--------
(Term Expires 2002)

Don Menefee                              Director of InvestorsBancorp and InvestorsBank        1999
(Age 59)

Terry L. Mather                          Director of InvestorsBancorp and InvestorsBank        1997
(Age 58)

CLASS II
--------
(Term Expires 2003)

Donald E. Sydow                          Director of InvestorsBancorp and InvestorsBank        1997
(Age 65)

         All of our directors will hold office for the terms indicated, or until their respective successors are duly elected and qualified. There are no arrangements or understandings between InvestorsBancorp and any other person pursuant to which any of our directors have been selected for their respective positions.

BIOGRAPHICAL DATA

         The principal occupation of each director is set forth below. Each director has held his present position for at least five years unless otherwise indicated.

         TERRY L. MATHER has been a partner of Critical Solutions, Inc., a business consulting firm headquartered in Milwaukee, Wisconsin, since 1992.

         JON MCGLOCKLIN has been the president of Healy Manufacturing, Inc., Menomonee Falls, Wisconsin, since 1997, and as an announcer for the Milwaukee Bucks since 1976. Until February 2001 he has also been a senior vice president of InvestorsBancorp and InvestorsBank since they were established in 1997. In July, 1997, Mr. McGlocklin was appointed senior vice president of Bando McGlocklin Capital Corporation. Until July, 1997, he served as a director (since
1980) and president (since 1991) of Bando McGlocklin Capital Corporation.

         DONALD L. MENEFEE has been the president and chief executive officer of Silent Partners, a management consulting firm based in Door County, Wisconsin, since he founded the company in 1996. He has 32 years of banking experience focused on marketing and strategic planning for banks in Illinois, Wisconsin and Arizona. From 1994 to 1996, Mr. Menefee served in various capacities with Johnson International, Inc., Racine, Wisconsin, including director of corporate marketing and president of private banking, as well as president and chairman of both Biltmore Investors Bancorp, Phoenix, Arizona, and Johnson Asset Management Company, Milwaukee, Wisconsin.

         GEORGE R. SCHONATH has been the president and chief executive officer of InvestorsBancorp and InvestorsBank since they were established in 1997. In July, 1997, Mr. Schonath was appointed president of Bando McGlocklin Capital Corporation, and also currently serves as its chief executive officer (since
1983). Until July, 1997, he served as a director (since 1980) and chairman of the board (since 1983) of Bando McGlocklin Capital Corporation.

         DONALD E. SYDOW has been the President of Oconomowoc Manufacturing Corp., a ball-bearing manufacturer located in Oconomowoc, Wisconsin, since 1982.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         During 2000, the board of directors of InvestorsBancorp and InvestorsBank each held four meetings. No director attended fewer than 75% of the total number of meetings of the board of directors of InvestorsBancorp or InvestorsBank held during 2000. InvestorsBancorp's board of directors has appointed an audit committee and a compensation committee.

         The audit committee consists of Messrs. Mather, Menefee and Sydow. The audit committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also recommends to the board the accounting firm to perform InvestorsBancorp's and InvestorsBank's annual audit and acts as the liaison between the auditors and the board. The committee also is responsible for reviewing, approving and recommending to the board financial policies and strategies of InvestorsBank and significant expenditures proposed to be made by InvestorsBancorp or InvestorsBank. During 2000 the audit committee did not meet. However, the committee did meet in February, 2001 to discuss the audited financial statements for the year ended December 31, 2000. A copy of the committee charter is attached as Exhibit A.

         The compensation committee consists of Messrs. Mather, Menefee and Sydow. The compensation committee meets to review the performance, salary and other compensation of the chief executive officer, officers of InvestorsBancorp and make recommendations to the board, including with respect to stock options and other incentive awards. During 2000, the compensation committee did not meet.

COMPENSATION OF DIRECTORS

         Directors of InvestorsBancorp who are not also officers received an annual fee of $7,500 for 2000 as well as $750 for each board or committee meeting attended. Directors who are also officers of InvestorsBancorp do not receive additional compensation for their service as directors of InvestorsBancorp.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 1, 2001, by each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table below, and by all directors and executive officers of InvestorsBancorp as a group.

       NAME OF INDIVIDUAL AND               AMOUNT AND NATURE OF                    PERCENT
     NUMBER OF PERSONS IN GROUP            BENEFICIAL OWNERSHIP(1)                  OF CLASS
     --------------------------            -----------------------                  --------
DIRECTORS AND 5% SHAREHOLDERS

Terry L. Mather                                         --                             *

Jon McGlocklin                                      35,295(2)                           3.5%

Don Menefee                                            325                             *

George R. Schonath                                 482,507(3)                          43.1%

Donald E. Sydow                                      4,201                             *

ALL DIRECTORS AND EXECUTIVE OFFICERS               539,814(4)                          48.0%
AS A GROUP (9 PERSONS)

--------------------------------

*Less than one percent.


(1) Information contained in this column is based upon information furnished to us by the persons named above and the members of the designated group, except as set forth in the footnotes below. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares. Pursuant to the rules and regulations of the Securities and Exchange Commission and the Securities Exchange Act of 1934, as amended, share amounts include shares obtainable through the exercise of stock options or warrants within 60 days of the date of the information contained in this table.


(2) Includes 10,597 shares over which Mr. McGlocklin shares voting and investment power with his spouse.


(3) Includes 105,000 shares obtainable through the exercise of warrants, over which shares Mr. Schonath has no voting and sole investment power, 2,088 shares over which Mr. Schonath shares voting and investment power with his spouse or children and 35,700 shares held by Lake Country Investments, LLC, a limited liability company, over which Mr. Schonath has shared voting and investment power. Excludes 111,114 shares held in irrevocable trusts for the benefit of his daughters, 1,100 shares held directly by his daughter, and 10,324 shares held for other employees by our 401(K) plan, for which Mr. Schonath is the trustee and may be deemed to have shared voting power.


(4) Includes 118,313 shares obtainable through the exercise of options or warrants. Excludes shares held for other employees by our 401(K) plan, for which Mr. Schonath is the trustee and may be deemed to have shared voting power.

         Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of the common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish us with copies of all
Section 16(a) forms they file. Based solely upon our review of these forms and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2000, we are not aware that any of our directors and executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2000.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid or granted by InvestorsBancorp or InvestorsBank to our chief executive officer since our inception, and to each of our other executive officers whose aggregate salary and bonus exceeded $100,000.

--------------------------------------------------------------------------------------------------------------------
                                             SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                            Annual Compensation              Long-Term Compensation
                                                                                     Awards
--------------------------------------------------------------------------------------------------------------------
          (a)              (b)        (c)         (d)            (e)          (f)            (g)             (h)
                                                            Other Annual  Restricted     Securities      All Other
        Name and                                            Compensation     Stock        Underlying    Compensation
        Position           Year     Salary      Bonus($)         ($)       Award($)    Options/SARs(#)       ($)
--------------------------------------------------------------------------------------------------------------------
George R. Schonath,      2000      $ 154,000    $ 115,208    $      ---     $    ---         ---          $48,083(2)
President and Chief      1999        140,000        6,083           ---          ---         ---           46,599(2)
Executive Officer(1)     1998        100,000          ---           ---          ---         ---           26,108(2)
--------------------------------------------------------------------------------------------------------------------
Scott J. Russell,        2000      $ 125,000    $   8,124           ---          ---         ---          $ 6,656(3)
Senior Vice President    1999        110,000        6,083           ---          ---         ---            5,804(3)
                         1998        107,500        5,000                                                   5,625(3)
--------------------------------------------------------------------------------------------------------------------

(1) Amounts paid are net of the amount reimbursed by Bando McGlocklin Capital Corporation pursuant to the Management Services and Allocation of Expenses Agreement. Under this Agreement, 58.82% of Mr. Schonath's 2000 salary, 56.25% of his 1999 salary and 62.26% of his 1998 salary was paid by Bando McGlocklin Capital Corporation. Also included are amounts deferred under our 401(k) plan.

(2) Represents InvestorsBank's contribution for supplemental retirement benefits and contributions to our 401(k) plan.

(3)      Represents InvestorsBank's 5% contribution to our 401(k) plan.

STOCK OPTIONS

         George R. Schonath was granted 4,150 stock options at an option price of $6.75 during 2000.

         The following table sets forth certain information concerning the stock options at December 31, 2000 held by the named executive officers. No stock options were exercised during 2000.

----------------------------------------------------------------------------------------------------------------------
                            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                   OPTION/SAR VALUES
----------------------------------------------------------------------------------------------------------------------
                              Shares                       Number of Securities
                             Acquired                     Underlying Unexercised         Value of Unexercised In-
                                on          Value         Options/SARs at FY-End          the-Money Options/SARs
           Name              Exercise      Realized               (#)(d)                     at FY-End ($)(e)
----------------------------------------------------------------------------------------------------------------------
           (a)                (#)(b)        ($)(c)     Exercisable   Unexercisable     Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------------
George R. Schonath              ---         $  ---         4,150         4,150           $1,037.50      $1,037.50
----------------------------------------------------------------------------------------------------------------------
Scott J. Russell                ---            ---         1,575         1,575                 ---           ---
----------------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2000, the full board of directors considered and approved the compensation packages of the employees of InvestorsBancorp and InvestorsBank. Except for Messrs. McGlocklin and Schonath, none of the directors were an officer or employee during 2000, or a former officer or employee of InvestorsBancorp or its subsidiaries. Messrs. McGlocklin and Schonath do not participate in decisions regarding their respective compensation. Messrs. McGlocklin and Schonath were directors and officers of Bando McGlocklin Capital Corporation prior to the distribution by Bando McGlocklin Capital Corporation and its shareholders of all of its shares of InvestorsBancorp.

                          TRANSACTIONS WITH MANAGEMENT

         Directors and officers of InvestorsBancorp and InvestorsBank, and their associates, were customers of and had transactions with InvestorsBancorp and InvestorsBank during 2000. InvestorsBank and Bando McGlocklin Capital Corporation also purchase loan participations from each other from time to time and, pursuant to a management services and allocation of expenses agreement, InvestorsBank performs certain loan servicing and administration services to Bando McGlocklin Capital Corporation. Additional transactions may be expected to take place in the future.

         All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository and loan participation and servicing relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. InvestorsBank received an aggregate of $1,012,023 in loan servicing and administration fees from Bando McGlocklin Capital Corporation in 2000. InvestorsBancorp and InvestorsBank also lease space for their main offices from Bando McGlocklin Capital Corporation. The annual rent under the lease, including real estate taxes, utilities and furnishings, is approximately $113,000, which represents a pro rata share of Bando McGlocklin Capital Corporation's occupancy expense. InvestorsBancorp believes the terms of the sublease with Bando McGlocklin Capital Corporation are on substantially the same terms and conditions as could be obtained from unrelated third parties.

         The Company borrowed $2,500,000 from Bando McGlocklin Capital Corporation pursuant to an unsecured subordinated note maturing April 30, 2010. The loan pays annual interest of 11%. The Company believes the loan terms on this note are substantially the same terms and conditions as could be obtained from unrelated third parties.

                             AUDIT COMMITTEE REPORT

         The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by InvestorsBancorp shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

         The audit committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The audit committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-KSB. The committee is comprised solely of independent directors.

         The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2000 with our management and Virchow, Krause & Company, LLP, our independent auditors. The committee has also discussed with Virchow Krause the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Virchow Krause required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Virchow Krause, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-KSB for the fiscal year ending December 31, 2000 for filing with the Securities and Exchange Commission.

                                 Terry L Mather
                                   Don Menefee
                                 Donald E. Sydow


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The board of directors has appointed Virchow, Krause & Company, LLP, independent accountants, to continue to be our auditors for the fiscal year ending December 31, 2001, and recommends that the shareholders ratify the appointment. A representative of Virchow Krause is expected to attend the annual meeting and be available to respond to appropriate questions and make a statement if he or she so desires. If the appointment is not ratified, the matter of the appointment of auditors will be considered by our board of directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF VIRCHOW, KRAUSE & COMPANY, LLP.

AUDIT FEES

         Our independent auditor during 2000 was Virchow, Krause & Company, LLP. The aggregate fees and expenses billed by Virchow Krause in connection with the audit of our annual financial statements as of and for the year ended December 31, 2000 and for the required review of our financial information included in our Form 10-QSB filings for the year 2000 was $27,800.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees incurred for these services for the year 2000.

ALL OTHER FEES

         The aggregate fees and expenses billed by Virchow Krause for all other services rendered to us for 2000 was $4,400.

         The audit committee, after consideration of the matter, does not believe that the rendering of these services by Virchow Krause to be incompatible with maintaining its independence as the our principal accountant.

                              SHAREHOLDER PROPOSALS

         Any proposals of shareholders intended to be presented at the 2002 annual meeting of shareholders must be received by our corporate secretary at our principal executive offices at W239 N1700 Busse Road, Waukesha, Wisconsin 53188-1160, on or before December 6, 2001, to be considered for inclusion in the proxy statement and proxy relating to such meeting. In order to be presented at the 2002 annual meeting of shareholders, proposals must also comply with Article II, Section 2.15, of our bylaws.

                                  OTHER MATTERS

         The board of directors is not aware of any business to come before the meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the meeting, holders of the proxies will act in accordance with their best judgment.

         We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitation by mail, directors, officers and regular employees of InvestorsBancorp or InvestorsBank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           George R. Schonath
                                           President and Chief Executive Officer


Pewaukee, Wisconsin
April 5, 2001

                                                                       EXHIBIT A
                             INVESTORSBANCORP, INC.
                             AUDIT COMMITTEE CHARTER
                                  JUNE 9, 2000

The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of InvestorsBancorp, Inc. ("the Company"), will have the oversight responsibility, authority and specific duties as described below. This Charter, however, is not intended to, and does not create any legal or fiduciary duties or responsibilities or form the basis for a breach of fiduciary duty or potential liability if not complied with.


COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the National Association of Securities Dealers, Inc. (NASD). The members of the Committee will be elected annually at the organizational meeting of the full Board held in May and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.


RESPONSIBILITY

The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.


AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.


MEETINGS

The Committee is to meet at least once annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.


SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

2. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls and management's responses with respect to recommendations for internal control improvements.

3. Review with the Company's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q

7. At the completion of the annual audit, review with management and the independent accountants the following:

         - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

         - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

         - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements


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         -        with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

         - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards
                  (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.


         If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

1. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

2. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

3. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as `material' or `serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

4. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

5. Meet with the Company's outside counsel, when appropriate, to discuss legal matters that may have a significant impact on the Company's financial statements.

6. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASD Statements on Auditing Standards and other accounting, legal and regulatory provisions.

7. Provide an open avenue of communication among the Company's independent accountants, financial and senior management and the board of directors.



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